                                                                    EXHIBIT 10.3

                             TAX SHARING AGREEMENT
                             ---------------------


     THIS TAX SHARING AGREEMENT ("Agreement") is dated as of _____________, 1997, by and between NEWCOM, INC. ("NewCom"), a Delaware corporation, and AURA
                     ------------                                         ----
SYSTEMS, INC. ("Aura"), a Delaware corporation.
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     RECITALS:

     A. Aura currently owns approximately ninety-four percent (94%) of the issued and outstanding shares of NewCom's common stock, $0.001 par value (the "Common Stock").

     B. Based on Aura's ownership of the Common Stock (i) NewCom has been a member of an affiliated group (within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) of which Aura is the common parent corporation (the "Group"), and (ii) Aura has included and, prior to a Deconsolidation Date (as defined herein), will continue to include NewCom in its consolidated federal income tax returns (in accordance with Code sections 1501 and 1502).

     C. Sections 1503 and 1552 of the Code provide that earnings and profits of the members of an affiliated group are to be determined by allocating the tax liability of the group for a particular taxable year among the members of the group in accordance with whichever of the several allowable methods the group shall have adopted in the group's consolidated federal income tax returns.

     D. NewCom anticipates that, in connection with an initial public offering (the "IPO") of its securities, NewCom will offer to the public up to approximately 1,700,000 shares of Common Stock.

     E. After the IPO, Aura will own less than eighty percent (80%) of the issued and outstanding shares of Common Stock and, accordingly, NewCom will cease to be a member of the Group.

     F. The parties hereto deem it equitable that, with respect to all taxable years (or shorter periods) encompassing the period commencing June 1, 1997 up to and including the Deconsolidation Date for which a consolidated or combined return is filed on behalf of the Group, any Separate Company Tax Liability of NewCom (as hereinafter defined) shall be handled pursuant to the terms hereof.

     G. The parties hereto wish to set forth in this Agreement the agreement between Aura and NewCom with respect to the allocation and settlement of the federal, state and local taxes of the Group with respect to each taxable period ending on or after the date hereof prior to the Deconsolidation Date (the "Affiliation Periods").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Filing of Returns.  Prior to a Deconsolidation Date, with respect to
          -----------------
each Affiliation Period, Aura shall file, and NewCom shall agree to join in the filing of, consolidated federal income tax returns on behalf of the Group. For the purposes hereof, a "Deconsolidation Date" shall mean such date on which Aura owns less than eighty percent (80%) of the outstanding Common Stock. NewCom shall execute and file such consents, elections and other documents as Aura reasonably requests with respect to the filing of the Group's consolidated federal income tax returns, and shall, consistent with Section 4 hereof, timely provide to Aura such information as may be necessary for the filing of such returns or for the determination of amounts due under this Agreement. NewCom acknowledges and agrees that the rights conferred upon Aura in connection with the filing of the Group's returns include, without limitation, the right to reasonably determine the allocation of income (or loss) of Aura and any other subsidiary between the last Affiliation Period and the next taxable period. NewCom shall file all federal, state, local and foreign tax returns with respect to all periods for which NewCom is not includable on a return of Aura, and NewCom shall be responsible for the payment of all taxes in connection therewith. NewCom shall file any such tax returns in a manner consistent with the manner in which Aura filed its returns for Affiliation Periods (except as required by law or to the extent any inconsistency would not adversely affect the returns of the Group).

     2.   Tax Payments and Reimbursements.
          -------------------------------

     (a) Due Dates.  Except as otherwise provided herein, for any Affiliation
         ---------
Period prior to the Deconsolidation Date, (i) NewCom will pay to Aura the amount due Aura, as determined under Section 2(b) below, on the Deconsolidation Date; and (ii) Aura will pay NewCom the amount due NewCom, as determined under Section 2(c) below, no later than the due date for the filing of any federal income tax return of the Group that includes NewCom; provided, however, that no later than each estimated federal income tax payment date of the Group for which the Group actually incurs a federal income tax liability with respect to an Affiliation Period, [NEWCOM SHALL PAY TO AURA THE MINIMUM AMOUNT REQUIRED TO BE PAID TO AVOID THE IMPOSITION OF ANY PENALTIES OR ADDITIONS TO TAX UNDER THE CODE, DETERMINED ON THE SAME BASIS AS THE TOTAL AMOUNT DUE FOR AN AFFILIATION PERIOD UNDER SECTION 2(b).; ALTHOUGH AN UNLIKELY SCENARIO, SHOULD WE INCLUDE THE BRACKETED LANGUAGE?] The amount of any overpayment or underpayment pursuant to this Section 2(a) shall be credited against, or added to, as the case may be, the amount otherwise required to be paid for the period within which the amount of such overpayment or underpayment first becomes reasonably ascertainable. The settlement of any amount due Aura, as determined under Section 2(b), shall be satisfied only by the recordation by NewCom on its books of a capital contribution by Aura to NewCom of such amount. The settlement of any amount due NewCom, as determined under Section 2(c), may be satisfied by check, wire transfer or through intercompany accounts as the parties may mutually agree.

     (b) Amount Due to Aura.  NewCom shall pay Aura in the time and manner
         ------------------
described in Section 2(a) an amount equal to any "Separate Company Tax Liability" of

NewCom. The "Separate Company Tax Liability" for any Affiliation Period shall be the amount, if any, of the federal income tax liability (including, without limitation, liability for any penalty, fine, additions to tax, interest, minimum tax and other items applicable to a subsidiary in connection with the determination of the subsidiary's tax liability) allocable pursuant to Treas. Reg. Section 1.1552-1(a)(2).

     The Separate Company Tax Liability for NewCom shall be determined by Aura (with the cooperation and assistance of NewCom) in a manner consistent with (i) general tax accounting principles, (ii) the Code and regulations thereunder and
(iii) so long as a reasonable legal basis exists therefor, prior custom and practice. Notwithstanding anything to the contrary herein, Separate Company Tax Liability shall be construed to include NewCom's federal or applicable state income or franchise tax liability, including any applicable alternative minimum tax liability, but only to the extent that such alternative minimum tax liability is incurred by the consolidated (combined) filing group, as the case may be (including any liability attributable to any items of recapture) determined for tax reporting purposes on a quarterly basis.

     In addition, transactions or items between Aura and NewCom that are deferred under the federal income tax return shall also be deferred for purposes of this Agreement until such time as they are restored or otherwise triggered into income under the Code or regulations.

     (c) Amount due to NewCom.  In the event NewCom does not have Separate
         --------------------
Company Tax Liability for an Affiliation Period, but instead either incurs net losses or credits for such period, Aura shall pay NewCom in the time and manner prescribed in Section 2 the amount by which the Group's federal income tax liability for such period is actually reduced by reason of the actual use of such losses or credits in the Group's federal income tax return attributable to NewCom.

     In the event NewCom incurs any tax losses or tax credits that, as permitted under the Code and the regulations, are carried back or forward to one or more Affiliation Periods, Aura shall pay NewCom an amount equal to the amount by which the Group's federal income tax liability is actually reduced by reason of the actual use of such carried over losses or credits in the Group's federal income tax return. Any payment from Aura to NewCom required on account of such carryover shall be paid within 15 days of the date the benefit of the carryover is realized by Aura by reason of the receipts of a refund or credit of taxes.

     Notwithstanding the foregoing, NewCom will relinquish the carryback of any net operating losses under section 172(b)(3) of the Code (or any successor provision) to Affiliation Periods unless Aura expressly agrees to such carryback; further, NewCom will not be entitled to any payments under this Agreement or otherwise if it (or any Subsidiary, as defined in Section 5) sustains losses or credits in taxable periods that are eligible to be carried back to Affiliation Periods, unless (i) Aura, in its sole and absolute discretion, elects to file a claim for refund with respect to such carryback items or agrees to permit NewCom to file such claim, (ii) Aura actually receives a refund or credit of taxes with respect thereto

(in which event, any other provision herein notwithstanding, NewCom shall be entitled to the amount determined in the previous paragraph including any interest actually paid by the taxing authority attributable thereto less the amount reasonably determined by Aura to be equal to the present value (determined at the then applicable short-term federal rate under the Code) of any tax benefit of the Group that may be deferred or eliminated and any future increase in tax liability of the Group that may be incurred because of such carryback) and (iii) Aura is indemnified by NewCom in a form satisfactory to Aura for its reasonable costs and expenses incurred in pursuing such refund (which costs shall be paid by NewCom regardless of whether any refund is obtained). Any subsequent adjustment to a loss or credit carry back shall be treated as an adjustment to tax liability in Section 3 below.

     (d)  Paying Agent.  Aura agrees to make all required payments to the
          ------------
Internal Revenue Service ("IRS") of the consolidated federal income tax liability, if any, of the Group.

     3.   Adjustments to Tax Liability.
          ----------------------------

     (a) Adjustment-Related Payments.  If the consolidated federal income tax
         ---------------------------
liability of the Group or any of its members is adjusted for any taxable period for any reason other than a loss or credit carryback to the extent already provided for in Section 2, whether by means of an amended return, judicial decision, claim for refund or tax audit by the IRS, Separate Company Tax Liability shall be recomputed to give effect to such adjustment, and the amount of any payments due under Section 2 hereof shall be appropriately adjusted.
Any additional payment between Aura and NewCom required by reason of such recomputed Separate Company Tax Liability or Group tax refund or credit shall include an allocable share of any refunded interest received from the IRS, if applicable, or deficiency interest, penalties and additions to tax, if applicable (such allocable share of refunded interest or deficiency interest, penalties and additions to tax shall be paid or charged, respectively, to NewCom to the extent such amount relates to (i) reduced Group tax liability due to decreased Separate Company Tax Liability or increased Group tax refund or credit resulting from increased use of NewCom losses or credits, on the one hand, or
(ii) increased Group tax liability due to increased Separate Company Tax Liability or decreased Group tax benefits arising from decreased use of NewCom losses or credits, on the other hand).

     (b) Timing of Payments.  Any payments to be paid to or by NewCom under this
         ------------------
Section 3 shall be made on or before the earliest to occur of (i) a decision by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final, (ii) the expiration of the time for (A) filing a claim for refund or (B) instituting suit in respect to a claim for refund disallowed in whole or in part by the IRS or for which the IRS took no action, (iii) the execution of a closing agreement under section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under section 7122 of the Code (or any successor provisions), (iv) the expiration of 30 days after (A) IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax on Overassessment on Internal Revenue Form 870 or 870-AD (or any successor or comparable form), or (B) the expiration of the ninety-day period after receipt of the statutory notice of deficiency resulting in immediate assessment, unless within such 30 days Aura notifies NewCom of its intent to attempt recovery of any relevant amounts paid under the waiver by filing a timely claim for refund or NewCom has requested that Aura attempt recovery of relevant amounts paid and complied with and subject to Section 7 hereof, (v) the expiration of the statute of limitations with respect to the relevant period or (vi) any other event the parties reasonably agree is a final determination of the tax liability at issue.

     4.   Books and Records.  Aura and NewCom agree that the preparation of the
          -----------------
federal income and other tax returns, amended returns, claims for refund or IRS examination or litigation relating to the foregoing may require the use of records and information that is within the exclusive possession and control of either of Aura and NewCom. Aura and NewCom will provide such records, information and assistance (which may include making employees of any of the foregoing entities available to provide additional information and explanation material hereunder) as are requested by Aura or NewCom, as the case may be, during regular business hours, in connection with any of the developments described in the preceding sentence; provided, however, that NewCom shall provide Aura with all information necessary to enable Aura to file the Group consolidated federal income tax return for each Affiliation Period as soon as practicable (but in no event later than five months) after the last day of such Affiliation Period, and on the date the Group federal income tax returns that include NewCom are filed Aura shall provide NewCom with those portions of such returns relating to NewCom. Each of the parties agrees that it shall retain, until the expiration of the applicable statute of limitations (including extensions), copies of any tax returns for any Affiliation Periods and for any other periods that might be subject to adjustment under this Agreement, and supporting work schedules and other records or information, that may be relevant to the tax returns of the parties hereto, and that it will not destroy or otherwise dispose of such records and information without providing the other party with a reasonable opportunity to review and copy such records and information.

     5.   Assignment.  This Agreement shall not be transferable or assignable by
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either party hereto without the prior written consent of the other party hereto.
The rights and obligations hereunder of the parties shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement shall be binding upon each corporation in which NewCom owns, directly or indirectly, stock meeting the requirements of section 1504(a)(2) of the Code (a "Subsidiary"), whether or not NewCom owns stock in such corporation upon the execution of this Agreement or at any time during Affiliation Periods, and NewCom shall cause each such corporation as soon as practicable to assent formally to the terms hereof. Except as herein otherwise specifically provided, nothing in this Agreement shall confer any right or benefit upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     6.   Disputes.  Any dispute concerning the interpretation of a Section or
          --------
amount of payment due under this Agreement shall be resolved by Aura's regular outside accounting firm, whose judgment shall be conclusive and binding on the parties and who shall act in consultation with Aura's tax counsel.

     7.   Tax Controversies.  If any party receives notice of a tax examination,
          -----------------
audit or challenge involving amounts subject to this Agreement, such party shall timely notify the other party of the information and shall provide the other party a written copy of any relevant letters, forms or schedules received from the IRS or otherwise in its possession and shall provide notice and information relating to all material proceedings in connection therewith. In any audit conference or other proceeding with the IRS or in any judicial proceedings concerning the determination of the federal income tax liabilities of the Group or any of its members, including NewCom, the Group and each of its members shall be represented by persons selected by Aura. Except as otherwise expressly provided in Section 6, the settlement and terms of settlement of any issues relating to such proceeding shall be in the sole discretion of Aura, and NewCom hereby appoints Aura as its agent for the purpose of proposing and concluding any such settlement. Notwithstanding anything to the contrary in this Agreement, in no event shall Aura be obligated to file any amended returns or claims for refund with respect to Affiliation Periods.

     8.   State and Local Taxes.  To the extent appropriate, all provisions of
          ---------------------
this Agreement shall apply with the same force and effect to any state or local income tax liabilities that are computed on a combined, consolidated or unitary method; provided, however, that appropriate adjustments shall be made to the provisions hereof, including computation of Separate Company Tax Liability, with respect to any period within an Affiliation Period during which NewCom or NewCom items were not included on a return of Aura or other members of the Group, or were included on a return of members of the Group other than Aura. [LWC: THE PROSPECTUS, AT P. 48, SAYS THAT IT IS EXPECTED THAT AURA AND NEWCOM WILL
CONTINUE TO FILE COMBINED REPORTS IN CALIFORNIA.   I AM SORRY TO CONFESS THAT I
AM UNCLEAR HOW TO HANDLE THIS STATEMENT IN THIS AGREEMENT]

     9.   Apportionment For Tax Purposes.  For each taxable year of the Group,
          ------------------------------
the group's consolidated federal tax liability shall be apportioned for purposes of computing earnings and profits in accordance with the method provided in
Section 1552(a)(2) of the Code and Treas. Reg. Section 1.1552-1(a)(2).

     10.  Excess Loss Account Income.  If the amount of any excess loss account
          --------------------------
(as defined in Treas. Reg. Section 1.1502-32(e)) in the stock of a Subsidiary is required for any reason to be included in the consolidated federal taxable income of the Group, NewCom or other applicable Subsidiary shall pay to Aura the amount of any income or franchise tax liability resulting from such inclusion. Such payment shall be made within ten (10) days following the end of the taxable year in which such inclusion occurred.

     11.  Additional Group Members.  If at any time Aura or NewCom acquires or
          ------------------------
forms one or more subsidiary corporations that are includable corporations in the Group consolidated federal income tax returns, Aura or NewCom, as the case may be, shall cause such corporations to become subject to this Agreement and all references to Subsidiary or Subsidiaries herein, where appropriate, shall thereafter be interpreted to refer to NewCom and such Subsidiaries as a group.

     12.  Indemnity.  If any party to this Agreement other than Aura is required
          ---------
to pay tax to the IRS or any state taxing authority in excess of its Separate Company Tax Liability as determined hereunder, such party shall be entitled to reimbursement of the excess liability payment from the party to whom the excess is properly allocable under this Agreement.

     13.  Miscellaneous.
          -------------

     (a) Injunction.  The parties acknowledge that irreparable damage would
         ----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or equity.

     (b) Severability.  If any term, provision, covenant or restriction of this
         ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     (c) Further Assurances.  Subject to the provisions hereof, the parties
         ------------------
hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the parties with all such information as they may reasonably request in order to be able to comply with the provisions of this sentence.

     (d) Parties in Interest.  Except as herein otherwise specifically provided,
         -------------------
nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

     (e) Waivers.  No failure or delay on the part of the parties in exercising
         -------
any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (f) Setoff.  All payments to be made by any party under this Agreement
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shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

     (g) Change of Law.  If, due to any change in applicable law or regulations
         -------------
or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the effective date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

     (h) Confidentiality.  Subject to any contrary requirement of law and the
         ---------------
right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (ii) was in the possession of the receiving party at the time of disclosure.

     (i) Headings.  Descriptive headings are for convenience only and shall not
         --------
control or affect the meaning or construction of any provision of this Agreement.

     (j) Counterparts.  For the convenience of the parties, any number of
         ------------
counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     (k) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

     (l) Effect of Agreement.  This Agreement shall supersede any other tax
         -------------------
sharing arrangement or agreement in effect between the parties. Nothing in this Agreement is intended to change or otherwise affect any election made by or on behalf of the Group with respect to the calculation of earnings and profits under section 1552 of the Code.

     (m) Interest.  Any payment required to be made hereunder and not made when
         --------
due shall bear interest at the rate per annum determined, from time to time, by the prevailing average borrowing rate of the party required to make payment.

     (n) Term of Agreement.  This Agreement shall become effective as of the
         -----------------
date hereof and shall continue, unless earlier terminated by mutual agreement of the parties, until expiration of the statute of limitations for all Affiliation Periods.

     (o) Modifications.  This Agreement may be modified or amended only pursuant
         -------------
to an instrument in writing executed by all the parties hereto.

     (p) Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
among the parties relating to the allocation of the consolidated and combined tax liabilities of the Group between or among the parties.

     (q) Notices.  All notices, consents, requests, instructions, approvals and
         -------
other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telegram or sent be registered mail, postage prepaid to:


     If to Aura:            Aura Systems, Inc.
                            2335 Alaska Avenue
                            El Segundo, CA  90245
                            Attn:  Gerald S. Papazian

     If to NewCom:          NewCom, Inc.
                            31166 Via Colinas
                            Westlake Village, CA  91362
                            Attn:  Sultan W. Kahn

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 13(q).

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized officers on ________, 1997.

                                     AURA SYSTEMS, INC.



                                     By ____________________________
                                                President

                                      NEWCOM, INC.



                                      By ______________________________
                                                 President